Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
(Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)
In connection with the Annual Report of Origen Financial, Inc., (the “Corporation”) on Form 10-K for the period ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers, Ronald A. Klein and W. Anderson Geater, Jr., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Corporation.

/s/ Ronald A. Klein	Dated: March 27, 2009

Ronald A. Klein, Chief Executive Officer

/s/ W. Anderson Geater, Jr.	Dated: March 27, 2009

W. Anderson Geater, Jr., Chief Financial Officer
The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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